LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made as of January ___, 2011, by and between the undersigned person or entity (the “Restricted Holder”) and 22nd Century Group, Inc., a Nevada corporation formerly known as Touchstone Mining Limited (the “Company”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined herein).

WHEREAS, pursuant to the transactions contemplated under that certain Agreement and Plan of Merger and Reorganization, dated as of January ___, 2011 (the “Merger Agreement”), by and between the Company, 22nd Century Acquisition Subsidiary, LLC, and 22nd Century Limited, LLC, a Delaware limited liability company (“22nd Century”), 22nd Century will merge with 22nd Century Acquisition Subsidiary, LLC, with the result of such merger being that 22nd Century will be the surviving entity and become a wholly-owned subsidiary of the Company, with all the owners of 22nd Century exchanging their membership interests in 22nd Century for shares of common stock of the Company (the “Common Stock”) and with all the owners of 22nd Century also exchanging their warrants to purchase additional membership interests in 22nd Century for warrants issued by the Company to purchase additional shares of Common Stock (the “Warrants”), all pursuant to the terms of the Merger Agreement (the “Merger”);

WHEREAS, the Restricted Holder will be an officer, director and/or key employee of the Company promptly after the closing of the Merger and/or the Restricted Holder will be a beneficial owner of ten percent (10%) or more of the outstanding shares of Common Stock of the Company promptly after the closing of the Merger; and

WHEREAS, the Merger Agreement provides that, among other things, all the shares of Common Stock and Warrants owned by the Restricted Holder promptly after the closing of the Merger (the “Restricted Securities”) shall be subject to certain restrictions on Disposition (as defined herein) during the period of eighteen (18) months immediately following the closing date of the Merger (the “Restricted Period”), all as more fully set forth herein.

NOW, THEREFORE, as an inducement to and in consideration of the Company’s agreement to enter into the Merger Agreement and proceed with the Merger, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Lock Up Period.

(a)         During the Restricted Period, the Restricted Holder will not, directly or indirectly:  (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, make any short sale, lend or otherwise dispose of or transfer any Restricted Securities or any securities convertible into or exercisable or exchangeable for Restricted Securities, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Restricted Securities (with the actions described in clause (i) or (ii) above being hereinafter referred to as a “Disposition”).  The foregoing restrictions are expressly agreed to preclude the Restricted Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any of the Restricted Securities of the Restricted Holder during the Restricted Period, even if such securities would be disposed of by someone other than the Restricted Holder.

(b)         In addition, during the Restricted Period, the Restricted Holder will not, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Securities Exchange Act of 1934 (the “Exchange Act”)), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock.

(c)         Notwithstanding anything contained herein to the contrary, the Restricted Holder shall be permitted to engage in any Disposition at any time where the other party to such Disposition is another Restricted Holder.

2.           Legends; Stop Transfer Instructions.

(a)           In addition to any legends to reflect applicable transfer restrictions under federal or state securities laws, each stock certificate representing Restricted Securities shall be stamped or otherwise imprinted with the following legend:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AGREEMENT, DATED AS OF JANUARY ___, 2011, BETWEEN THE HOLDER HEREOF AND THE ISSUER AND MAY ONLY BE SOLD OR TRANSFERRED IN ACCORDANCE WITH THE TERMS THEREOF.”

(b)           The Restricted Holder hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Restricted Securities or securities convertible into or exchangeable for Restricted Securities held by the Restricted Holder except in compliance with this Agreement.

3.           Miscellaneous.

(a)           Specific Performance.  The Restricted Holder agrees that in the event of any breach or threatened breach by the Restricted Holder of any covenant, obligation or other provision contained in this Agreement, then the Company shall be entitled (in addition to any other remedy that may be available to the Company) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach.  The Restricted Holder further agrees that neither the Company nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3, and the Restricted Holder irrevocably waives any right that he, she, or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b)           Other Agreements.  Nothing in this Agreement shall limit any of the rights or remedies of the Company under the Merger Agreement, or any of the rights or remedies of the Company or any of the obligations of the Restricted Holder under any other agreement between the Restricted Holder and the Company or any certificate or instrument executed by the Restricted Holder in favor of the Company; and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of the Restricted Holder under this Agreement.

(c)           Notices.  Any notice or other communication required or permitted to be delivered to the Restricted Holder or the Company under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (i) for the Company, to the address or facsimile telephone number set forth below, and (ii) for the Restricted Holder, to the address or facsimile telephone number set forth beneath the Restricted Holder’s signature to this Agreement (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

if to the Company:

22nd Century Group, Inc.
8201 Main Street, Suite 6
Williamsville, NY 14221
Attn:  Joseph Pandolfino
Facsimile: (716) 877-3064

with copy to:

Foley & Lardner LLP
3000 K Street N.W., Suite 600
Washington, DC 20007
Attn: Thomas L. James, Esq.
Facsimile: (202) 672-5399

(d)           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(e)           Applicable Law; Jurisdiction.  THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.  In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts having jurisdiction over Erie County, New York; (ii) if any such action is commended in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court having jurisdiction over Erie County, New York; (iii) each of the parties irrevocably waives the right to trial by jury; and (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with this Agreement.

(f)           Waiver; Termination.  No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  The Company shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.  If the Merger Agreement is terminated, this Agreement shall thereupon terminate.

(g)           Captions.  The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(h)           Further Assurances.  The Restricted Holder hereby represents and warrants that the Restricted Holder has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the Restricted Holder, enforceable in accordance with its terms.  The Restricted Holder shall execute and/or cause to be delivered to the Company such instruments and other documents and shall take such other actions as the Company may reasonably request to effectuate the intent and purposes of this Agreement.

(i)           Entire Agreement.  This Agreement and the Merger Agreement collectively set forth the entire understanding of the Company and the Restricted Holder relating to the subject matter hereof and thereof and supersedes all other prior agreements and understandings between the Company and the Restricted Holder relating to the subject matter hereof and thereof.

(j)           Non-Exclusivity.  The rights and remedies of the Company hereunder are not exclusive of or limited by any other rights or remedies which the Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

(k)           Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company and the Restricted Holder.

(l)           Assignment.  This Agreement and all obligations of the Restricted Holder hereunder are personal to the Restricted Holder and may not be transferred or delegated by the Restricted Holder at any time.  The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of the Restricted Holder.

(m)          Binding Nature.  Subject to Section 3(l) above, this Agreement will inure to the benefit of the Company and its successors and assigns and will be binding upon the Restricted Holder and the Restricted Holder’s representatives, executors, administrators, estate, heirs, successors and assigns.

(n)           Survival.  Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

(o)           Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same instrument.

[the next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.

22ND CENTURY GROUP, INC.

By:
Its:

RESTRICTED HOLDER:

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By:
Its:

Address: